Exhibit 99.1

KLDiscovery Inc. Announces Third Quarter 2022 Financial Results

Company Continues to Implement Strategic Initiatives and Drive Operating Efficiencies

EDEN PRAIRIE, Minn. — November 9, 2022 — KLDiscovery Inc. (“KLDiscovery” or the “Company”), a leading global provider of electronic discovery, information governance and data recovery technology solutions, announced today that revenue for the third quarter ended September 30, 2022 was $74.5 million versus $81.1 million in the third quarter of 2021. Net loss for the third quarter of 2022 was $(17.4) million compared to $(29.5) million in the third quarter of 2021.

EBITDA1 for the third quarter of 2022 was $5.1 million compared to $14.7 million in the third quarter of 2021. Adjusted EBITDA1 (which excludes stock-based compensation, acquisition financing and transaction costs and other items as described below) for the third quarter of 2022 was $11.3 million compared to $16.8 million in the third quarter of 2021, reflecting planned investments in research and development and sales and marketing.

“In spite of the macroeconomic headwinds from a declining global economy in the third quarter of 2022, we continue to make tremendous progress in implementing strategic initiatives that we believe are strengthening the Company,” said Christopher Weiler, CEO of KLDiscovery Inc. “We remain laser-focused on the things we can control during these difficult economic times.”

Mr. Weiler continued, “While we are projecting a greater net loss for the full year, Adjusted EBITDA1 is anticipated to be in-line with our expectations, despite lower revenue resulting from this challenging market environment. Year-to-date Nebula revenue continued to grow year-over-year as we gain more traction with this powerful offering. Client feedback on our innovative Client Portal has been very positive as we remain committed to delivering world-class customer service to our clients combined with our fully integrated technology offering.”

Mr. Weiler added, “We continue to look for and implement efficiencies throughout the Company which allow us to redeploy capital to invest for the future. For example, our now well-established ability to work from home has allowed us to reduce occupancy cost by consolidating office space, which included closing our McLean, VA headquarters and moving to Eden Prairie, MN. We also closed offices in Spain, Sweden, Chicago, and Richmond to consolidate further. For Data Recovery, we optimized our personnel and expanded our sales strategy to target global companies and technology partners as we seek larger contracts with stronger margins in that business.”

2021-2022 Quarterly Results
(in millions except per share data)

	2021 (unaudited)				2022 (unaudited)
	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Revenue	75.5	81.7	81.1	82.3	81.9	75.2	74.5
Net loss	(14.9)	(8.9)	(29.5)	(7.3)	(9.6)	(11.2)	(17.4)
Net loss per share (basic and diluted)	$(0.35)	$(0.21)	$(0.69)	$(0.17)	$(0.22)	$(0.26)	$(0.41)
Weighted average outstanding shares (basic and diluted)	42.6	42.6	42.6	42.7	42.7	42.7	42.8
EBITDA (Non-GAAP)	15.1	13.7	14.7	13.8	11.3	9.7	5.1
Adjusted EBITDA (Non-GAAP)	15.4	17.7	16.8	15.3	14.1	12.4	11.3

1 Non-GAAP measure. See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below for additional information and a reconciliation to the most directly comparable GAAP measure.

Earnings Conference Call

Management will conduct a conference call at 8:30 AM ET on Thursday, November 10, 2022, to discuss financial results for the third quarter of 2022. The audio portion of the conference call will be broadcast live over the Internet in the Investors section of KLDiscovery's website https://investors.kldiscovery.com.

To join the conference call by telephone, please register via the following link:

https://conferencingportals.com/event/OpzKpVWo

Once registered, you will receive an email with Direct Entry and Registrant ID along with dial-in details. An audio recording of the conference call will be available for replay shortly after the call's completion and will remain available for two weeks following the call. To access the recorded conference call, please dial (800) 770-2030 (from the U.S. and Canada) or (647) 362-9199 (from all other countries) using access code 55139 or visit the Investors section of the KLD website.

KLDiscovery Inc.
Condensed Consolidated Statements of Comprehensive Loss
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021

Revenues	$74,544	$81,122	$231,633	$238,222
Cost of revenues	40,830	41,852	123,728	120,161
Gross profit	33,714	39,270	107,905	118,061
Operating expenses
General and administrative	16,768	14,353	48,703	46,366
Research and development	3,597	2,770	10,303	7,341
Sales and marketing	11,333	9,765	32,486	29,338
Impairment of intangible asset	—	22,529	—	22,529
Depreciation and amortization	4,944	7,512	14,749	22,636
Total operating expenses	36,642	56,929	106,241	128,210
(Loss) income from operations	(2,928)	(17,659)	1,664	(10,149)
Other expenses
Other income (expense)	7	(15)	(7)	10
Change in fair value of Private Warrants	(140)	64	(826)	(1,651)
Interest expense	13,960	12,792	39,527	37,584
Loss on debt extinguishment	—	—	—	7,257
Loss before income taxes	(16,755)	(30,500)	(37,030)	(53,349)
Income tax provision (benefit)	644	(969)	1,161	(97)
Net loss	$(17,399)	$(29,531)	$(38,191)	$(53,252)
Other comprehensive income, net of tax
Foreign currency translation	(4,715)	(1,812)	(12,537)	(3,559)
Total other comprehensive loss, net of tax	(4,715)	(1,812)	(12,537)	(3,559)
Comprehensive loss	$(22,114)	$(31,343)	$(50,728)	$(56,811)
Net loss per share - basic and diluted	$(0.41)	$(0.69)	$(0.89)	$(1.25)
Weighted average shares outstanding - basic and diluted	42,791,540	42,637,315	42,732,003	42,577,128

•
In Q1 2021, the Company determined that the 6,350,000 Private Warrants issued in connection with the consummation of the business combination in December 2019 between Pivotal Acquisition Corp. and LD Topco, Inc. (the “Business Combination”) which were originally accounted for using equity accounting, should be accounted for using liability accounting in accordance with Accounting Standard Codification ASC 815-40, Derivatives and Hedging: Contracts on an Entity's Own Equity. The Company corrected this error in Q1 2021 and now measures these warrant liabilities at fair value on a recurring basis, with changes in fair value presented within change in fair value of Private Warrants in the Condensed Consolidated Statement of Comprehensive Loss.

•
In Q4 2021, the Company adopted Accounting Standards Update (“ASU”) No. 2018-15, Intangibles - Goodwill and Other - Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract. As a result, the amortization costs for capitalized implementation costs related to cloud computing arrangements are now included in general and administrative expense in the Company's Consolidated Statement of Comprehensive Loss and totaled $0.4 million and $1.2 million for the three and nine months ended September 30, 2022, respectively. For the three and nine months ended September 30, 2021 these costs were included in depreciation and amortization expense in the Company's Condensed Consolidated Statement of Comprehensive Income and totaled $0.2 million and $0.5 million, respectively.

Set forth below is a reconciliation of EBITDA and Adjusted EBITDA, non-GAAP measures, to net (loss), the most directly comparable GAAP measure. See “Non-GAAP Financial Measures” below for additional information on these measures, including why we believe they are useful to investors and certain limitations thereof.

Reconciliation of Non-GAAP Financial Matters
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss	$(17,399)	$(29,531)	$(38,191)	$(53,252)
Interest expense	13,960	12,792	39,527	37,584
Income tax provision	644	(969)	1,161	(97)
Extinguishment of debt	—	—	—	7,257
Impairment of intangible asset	—	22,529	—	22,529
Depreciation and amortization expense	7,904	9,850	23,585	29,400
EBITDA	$5,109	$14,671	$26,082	$43,421
Acquisition, financing and transaction costs	2,638	528	5,561	2,545
Stock compensation and other	1,352	1,058	3,823	3,165
Change in fair value of Private Warrants	(140)	64	(826)	(1,651)
Restructuring costs	2,186	(14)	2,264	1,019
Systems establishment	189	453	839	1,370
Adjusted EBITDA	$11,334	$16,760	$37,743	$49,869

Note:

•
Acquisition, financing and transaction costs include earnout payments, rating agency, letter of credit and revolving facility fees, and transaction costs relating to the Business Combination.
•
Stock compensation and other includes expenses related to the Company’s stock compensation plan, business insurance and other expenses.
•
Change in fair value of Private Warrants relates to changes in the fair market value of the Private Warrants issued in conjunction with the Business Combination.
•
Restructuring costs include severance payments, recruiting fees and retention charges.
•
Systems establishment costs include expenses related to IT infrastructure build-out, system automation and ERP implementation.

KLDiscovery Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30, 2022	December 31, 2021
	(unaudited)
Current assets
Cash and cash equivalents	$32,873	$46,468
Accounts receivable, net of allowance
for doubtful accounts of $5,663 and $9,774, respectively	92,845	93,273
Prepaid expenses	14,344	9,669
Other current assets	1,035	1,133
Total current assets	141,097	150,543
Property and equipment
Computer software and hardware	69,581	73,677
Leasehold improvements	25,565	26,796
Furniture, fixtures and other equipment	2,633	3,064
Accumulated depreciation	(80,094)	(81,261)
Property and equipment, net	17,685	22,276
Intangible assets, net	49,567	59,291
Goodwill	387,154	395,759
Other assets	8,306	8,535
Total assets	$603,809	$636,404
Current liabilities
Current portion of long-term debt, net	$3,000	$3,000
Accounts payable and accrued expense	34,733	27,067
Current portion of contingent consideration	667	646
Deferred revenue	3,638	4,800
Total current liabilities	42,038	35,513
Long-term debt, net	515,734	507,706
Deferred tax liabilities	7,500	6,772
Other liabilities	7,647	8,559
Total liabilities	572,919	558,550
Commitments and contingencies
Stockholders' equity
Common stock
$0.0001 par value, 200,000,000 shares authorized, 42,791,540 and 42,684,549 issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	4	4
Preferred Stock
$0.0001 par value, 1,000,000 shares authorized, zero issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	—	—
Additional paid-in capital	389,793	386,028
Accumulated deficit	(354,158)	(315,967)
Accumulated other comprehensive (loss) income	(4,749)	7,789
Total stockholders' equity	30,890	77,854
Total liabilities and stockholders' equity	$603,809	$636,404

KLDiscovery Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Operating activities
Net loss	$(38,191)	$(53,252)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	23,585	29,400
Non-cash interest	14,874	14,240
Loss on extinguishment of debt	—	7,257
Stock-based compensation	3,656	2,998
Provision for losses on accounts receivable	1,736	2,640
Deferred income taxes	728	(567)
Change in fair value of contingent consideration	21	49
Change in fair value of Private Warrants	(826)	(1,651)
Impairment of intangible asset	—	22,529
Changes in operating assets and liabilities:
Accounts receivable	(3,828)	(16,477)
Prepaid expenses and other assets	(5,464)	(6,464)
Accounts payable and accrued expenses	6,791	(668)
Deferred revenue	(1,033)	(27)
Net cash provided by operating activities	2,049	7
Investing activities
Acquisitions, net of cash acquired	—	—
Purchases of property and equipment	(10,498)	(9,708)
Net cash used in investing activities	(10,498)	(9,708)
Financing activities
Proceeds for exercise of stock options	—	38
Payments for capital lease obligations	(1,592)	(846)
Debt acquisition costs	—	(2,031)
Proceeds long-term debt, net of original issue discount	—	294,000
Retirement of debt	—	(289,000)
Payments on long-term debt	(2,250)	(1,500)
Net cash (used in) provided by financing activities	(3,842)	661
Effect of foreign exchange rates	(1,304)	(375)
Net decrease in cash	(13,595)	(9,415)
Cash at beginning of period	46,468	51,201
Cash at end of period	$32,873	$41,786
Supplemental disclosure:
Cash paid for interest	$24,871	$21,184
Net income taxes paid	$486	$157
Significant non-cash investing and financing activities
Purchases of property and equipment in accounts payable and accrued expenses on the condensed consolidated balance sheets	$115	$297

•
In Q4 2021, the Company adopted Accounting Standards Update (“ASU”) No. 2018-15, Intangibles - Goodwill and Other - Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract. As a result, the amortization costs for capitalized implementation costs related to cloud computing arrangements are now included in operating activities in the Company's Condensed Consolidated Statements of Cash Flows and totaled $1.5 million for the nine months ended September 30, 2022. For the nine months ended September 30, 2021 these costs were included in investing activities in the Company's Condensed Consolidated Statements of Cash Flows and totaled $1.9 million.

Investor Contact:

Dawn Wilson

(703) 520-1498

dawn.wilson@kldiscovery.com

Media Contact:
Krystina Jones
(888) 811-3789
krystina.jones@kldiscovery.com

About KLDiscovery

KLDiscovery provides technology-enabled services and software to help law firms, corporations, and government agencies solve complex data challenges. With 25 locations across 16 countries, KLDiscovery is a global leader in delivering best-in-class data management, information governance, and eDiscovery solutions to support the litigation, regulatory compliance, and internal investigation needs of clients. Serving organizations for over 30 years, KLDiscovery offers data collection and forensic investigation, early case assessment, data processing, application software and data hosting for web-based document reviews, and managed document review services. In addition, through its global Ontrack data management business, KLDiscovery delivers world-class data recovery, disaster recovery, email extraction and restoration, data destruction, and tape management. KLDiscovery has been recognized as one of the fastest growing companies in North America by both Inc. Magazine (Inc. 5000) and Deloitte (Deloitte's Technology Fast 500), and CEO Chris Weiler was a 2014 Ernst & Young Entrepreneur of the Year™. Additionally, KLDiscovery is a Relativity Certified Partner and maintains ISO/IEC 27001 Certified data centers around the world. Visit www.kldiscovery.com to learn more.

This press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934 and the United States Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding Nebula, KLDiscovery’s focus and commitment to delivery of world-class customer service, KLDiscovery’s plans to continue to look for and implement efficiencies and to seek larger Data Recovery contracts with stronger margins, are forward-looking statements. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside KLDiscovery’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: KLDiscovery’s potential failure to comply with privacy and information security regulations governing the client datasets it processes and stores; disease or similar public health threat, such as COVID-19; KLDiscovery’s ability to operate in highly competitive markets, and potential adverse effects of this competition; risk of decreased revenues if KLDiscovery does not adapt its pricing models; KLDiscovery’s ability to develop and successfully grow revenues from new products such as Nebula; the ability to deliver products and services following a disaster or business continuity event; potential disruption of KLDiscovery’s products, offerings, website and networks; the ability to attract, motivate and retain qualified employees, including members of KLDiscovery’s senior management team; the ability to maintain a high level of client service and expand operations; potential issues with KLDiscovery’s product offerings that could cause legal exposure, reputational damage and an inability to deliver services; KLDiscovery’s ability to develop new products, improve existing products and adapt its business model to keep pace with industry trends; risk that KLDiscovery’s products and services fail to interoperate with third-party systems; potential unavailability of third-party technology that KLDiscovery uses in its products and services; difficulties resulting from KLDiscovery’s implementation of new consolidated business systems; the ability to comply with various trade restrictions, such as sanctions and export controls, resulting from KLDiscovery’s international operations; potential intellectual property infringement claims; and KLDiscovery’s substantial indebtedness. These risks and other factors discussed in the “Risk Factors” section of

KLDiscovery’s Annual Report on Form 10-K filed with the Securities Exchange Commission (“SEC”) and any other reports KLDiscovery files with the SEC could cause actual results to differ materially from those expressed or implied by forward-looking statements made by KLDiscovery or on our behalf.

Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. All statements speak only as of the date made, and unless legally required, KLDiscovery undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

We prepare financial statements in accordance with U.S. GAAP. We also disclose and discuss other non-U.S. GAAP financial measures such as EBITDA and adjusted EBITDA. Our management believes that these measures are relevant and provide useful supplemental information to investors by providing a baseline for evaluating and comparing our operating performance against that of other companies in our industry.

Our management believes EBITDA and Adjusted EBITDA reflect our ongoing operating performance because the isolation of non-cash charges, such as amortization and depreciation, and other items, such as interest, income taxes, equity compensation, acquisition, financing and transaction costs, restructuring costs, and systems establishment costs which are incurred outside the ordinary course of our business, provides information about our cost structure and helps us to track our operating progress. We encourage investors and potential investors to carefully review our U.S. GAAP financial measures and compare them with our EBITDA and adjusted EBITDA. The non-U.S. GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies and in the future, we may disclose different non-U.S. GAAP financial measures in order to help our investors meaningfully evaluate and compare our results of operations to our previously reported results of operations or to those of other companies in our industry.

EBITDA and Adjusted EBITDA

We define EBITDA as net income (loss) plus interest (income) expense, income tax expense (benefit), extinguishment of debt, impairment losses, and depreciation and amortization. We view adjusted EBITDA as an operating performance measure and as such, we believe that the most directly comparable U.S. GAAP financial measure is net loss. In calculating adjusted EBITDA, we exclude from net loss certain items that we believe are not reflective of our ongoing business as the exclusion of these items allows us to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions:

•
Acquisition, financing and transaction costs generally represent earn-out payments, rating agency fees and letter of credit and revolving facility fees, as well as professional service fees and direct expenses related to acquisitions and public offerings. Because we do not acquire businesses or effect financings on a regular or predictable cycle, we do not consider the amount of these costs to be a representative component of the day-to-day operating performance of our business.
•
Stock compensation and other primarily represent portions of compensation paid to our employees and executives through stock-based instruments. Determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expenses recorded may not align with the actual value realized upon the future exercise or termination of the related stock-based awards. Additionally, stock compensation is a non-cash expense. Therefore, we believe it is useful to exclude stock-based compensation to better understand the long-term performance of our core business.
•
Change in fair value of Private Warrants relates to changes in the fair market value of the Private Warrants issued in conjunction with the Business Combination. We do not consider the amount to be representative of a component of the day-to-day operating performance of our business.
•
Restructuring costs generally represent non-ordinary course costs incurred in connection with a change in a contract or a change in the makeup of our personnel often related to an acquisition, such as severance payments, recruiting fees and retention charges. We do not consider the amount of restructuring costs to be a representative component of the day-to-day operating performance of our business.

•
Systems establishment costs relate to non-ordinary course expenses incurred to develop our IT infrastructure, including system automation and enterprise resource planning system implementation. We do not consider the amount to be representative of a component of the day-to-day operating performance of our business.